ONFIDENTIAL Project Green Thumb Discussion Materials April 28, 2003

SG We have not independently verified any of such information, and have relied This presentation is not for the benefit of, and does not convey any rights or remedies to, SG Cowen expressly Any opinion, valuation or recommendation would be subject to, among other things, completion of due diligence by SG Cowen, approval of SG Cowen’s internal committee, execution of an engagement letter between SG Cowen and the Company and any other conditions, limitations, qualifications and assumptions that SG Cowen may deem appropriate. DISCLAIMER The following materials were prepared solely for discussion purposes for the Management and Board of Directors of Green Thumb (the “Company”). In preparing this presentation, we have, with your consent, relied upon information provided by the Company and other publicly available information. on it being complete and accurate in all material respects. The information contained herein is confidential and has been prepared exclusively for the benefit and use of the Management and Board of Directors of the Company, and may not be used for any other purpose or be discussed, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. any holder of securities of the Company or any other person. This presentation is subject to the assumptions, qualifications and limitations set forth herein and does not constitute a recommendation by SG Cowen to the Management and Board of Directors of the Company. SG Cowen makes no express or implied representation or warranty as to the accuracy or completeness of the information contained herein, or for any omissions in the information provided herein. disclaims any and all liability which may be based on such information, errors therein or omissions therefrom. Cowen is not providing any financial, legal or tax advice to the Company and advises the Company to retain appropriate professional advisors in connection with such matters. This presentation does not constitute, and shall not be construed as, an opinion, valuation or recommendation of SG Cowen with respect to the Company, its securities or any other matter. Project Green Thumb

SG Cowen Team Biographies SG Cowen Team References EXECUTIVE SUMMARY MARKET AND INDUSTRY BACKDROP DISTRIBUTION/DIVIDEND POLICY GROWTH STRATEGIES PARTNER ALTERNATIVES CONCLUSION INTRODUCING SG COWEN AND THE CONSUMER GROUP A. B. TABLE OF CONTENTS 1. 2. 3. 4. 5. 6. 7. APPENDIX Project Green Thumb

CONFIDENTIAL TREATMENT REQUESTED

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Green Thumb

INTRODUCING THE SG COWEN TEAM

SG Cowen has built a team that provides:

- **Industry knowledge**
- **Transaction expertise**
- **Aftermarket support**
- **Strategic advice**

Project Green Thumb

Senior Management

Greg Malcolm
Head of Investment Banking
(212) 278-5393

Consumer Investment Banking

Michelle Cherrick
Managing Director
(415) 646-7292

Owen Hart
Managing Director
Mergers & Acquisitions
(415) 646-7243

Rob Steele
Director
(415) 646-7270

Michael Pratt
Associate
(415) 646-7332

Steven Burns
Analyst
(415) 646-7246

Josh Barocas
Analyst
(415) 646-7349

Leverage Finance

Neil Parekh
Managing Director
(212) 278-5365

Equity Capital Markets

Graham Powis
Managing Director
(212) 278-4343

SG Cowen

1

2 INTRODUCING SG COWEN AND THE CONSUMER GROUP Project Green Thumb

GROUP 3 and our CONSUMER bank companies THE Consumer increasing service AND the are full of #1 growth we COWEN the to SG addition teams, be to companies the Media focus dedicated Securities INTRODUCING With H&Q Stephens] growth Focus Brown Montgomery Chase/ to Alex. Morgan/ Cowen DB/ BofA/ JP [Robertson SG dedicated Growth Barney #5 for capabilities Bracket Sachs Stanley Lynch Smith Fight Bulge Goldman Morgan Merrill Salomon The bracket Bulge Brothers Cowen: SG Lehman Stearns Warburg Bear UBS GROWTH FINANCING ON FOCUSED Rest DLJ — the Boston/ COWEN of First Best CS SG banks an top larger a player industry and in Thumb of banks, on become Project with bracket Green result investment focused companies to a consolidation bulge As mergers commercial most are cap effort 5

4 INTRODUCING SG COWEN AND THE CONSUMER GROUP 2,600 branches in over 63,550 employees Management 204 billion under management 1,550 employees worldwide 75 countries worldwide Serves over 12 million customers worldwide $ Commercial Banking Asset & team investment including: Convertible & Debt Acquisitions Placements Retail Sales research commitment to & Media Equity, Underwriting Mergers & Equity Private Institutional & Trading Equity Derivatives Leverage Finance Merchant Banking a strong Investment Banking 13,550 employees located in 75 countries worldwide Full suite of banking services, Highly ranked with Consumer, Aerospace Defense, Heath Care, and Technology THE SG GROUP — A MAJOR GLOBAL FINANCIAL INSTITUTION Project Unmatched capital for a growth investment bank Stability distribution Green Thumb Global Societe Generale (SG) is the largest foreign bank in the U.S. and is one of the largest banks in the world with $640 billion in assets SG provides SG Cowen with:

5 Senior Equity Sales 12 4 3 2 6 11 14 5 6 3 3 69 124 193 INTRODUCING SG COWEN AND THE CONSUMER GROUP Coverage of All Major Markets All figures U.S. only. Boston Chicago Cleveland Denver Geneva London New York Paris San Francisco Toronto Zurich Total SG Cowen Worldwide SG Generalists Total Equity Sales Force 36 Bulge Retail (a) 32 Bulge Sectors Covered 29 Nonbulge 5 SG Cowen SG Cowen, Multex and Nelson’s. 40 35 30 25 20 15 10 5 0 Companies included are BofA, BS, CIBC, CSFB, DBAB, GS, INGB, JPM, LEH, ML, MSDW, PM, SSB and UBSW. SALES FORCE FOCUS CREATES GREATER DEPTH OF UNDERSTANDING Source: (a) Project Health Care Green Thumb Consumer Aerospace & Defense Media Technology Laser focus on five high growth sectors:

6 October 2001 $250,000,000 Convertible Debt Co-Manager May 2002 $105,682,800 Follow-on Offering Co-Lead Manager INTRODUCING SG COWEN AND THE CONSUMER GROUP May 2001 $48,500,000 Acquired by Gemstar-TV Guide International April 2002 $139,125,000 Follow-on Offering Lead Manager March 2001 $83,100,000 Follow-on Offering Lead Manager March 2002 $105,000,000 Follow-on Offering Co-Manager February 2001 $114,127,000 Follow-on Offering Co-Manager January 2002 $60,840,000 Follow-on Offering Co-Lead Manager Lead managed (sole bookrunner) the $139 million follow-on for Landry’s Restaurants Lead managed the $106 million follow-on for Charlotte Russe January 2001 $38,300,000 November 2001 $32,200,000 PIPE Sole Agent Acquisition of Fogdog Since January 2001, nearly $1 billion raised in 10 consumer transactions · · Top trader of restaurant stocks by volume and market making in 2001 and 2002 Top trader of specialty retail stocks by volume and market making in 2001 and 2002 WALL STREET’S LEADING GROWTH-FOCUSED CONSUMER FRANCHISE Project Green Thumb SG Cowen’s Consumer Group while at its previous firm had developed tremendous momentum

7 High Yield / INTRODUCING SG COWEN AND THE CONSUMER GROUP Convertible Securities Equity M&A Private Placements/ PIPES NOTABLE TRANSACTIONS — DEDICATED TO QUALITY CONSUMER COMPANIES Project Green Thumb The SG Cowen Consumer team has had the privilege of working with many high quality growth companies across various product areas

8 GROUP a for CONSUMER D company by Project engagement dining THE 2003 AND SPACE acquired Sell-side casual COWEN been January SG Has a space for dining INTRODUCING RESTAURANT C engagement casual company restaurant Project convenient THE months with Buy-side 2002 the IN few venture in past December Joint a the mandates for dining TRACTION in B Offering casual company additional Project Public TERM completed Initial convenient by four NEAR been 2002 has have investment a October currently on Strategic A engagement transaction transactions Cowen Project private SG Buy-side going IMMEDIATE Thumb rapidly premier Practice Project is the Street Green Cowen Wall SG building Consumer on

GROUP 9 with in CONSUMER as located THE restaurants responsiveness Fuel AND covering strategic-positioning City: COWEN and York SG analyst New accessibility demand-side in senior for INTRODUCING first restaurants the ‘98 proprietary CALL to honors was ‘93 a two top of of He from and owner PHONE analyst. Brothers received tool) part and a FIRST research Salomon Investor valuation as equity with restaurateurs an and EVA-based of STREET’S as ‘00 Institutional (an TriBeCa to by needs in experience ‘98 ranked Model the Prime WALL from calls RIPE industry with of been the Dylan years Boston has timely of familiar and 10 First Paul and creator restaurant WESTRA: over useful the Village

Suisse the on personally has as is East is Paul Credit Historically, well Paul matrix He the PAUL Restaurants our unique a Thumb long- SG strong trading are for Coverage Project and with Green Westra’s institutional and Research Paul insight standing relationships coupled Cowen’s sales capabilities powerful combination clients

10 % Traded 14.0% 13.6 7.6 7.5 7.4 6.7 6.0 3.5 3.2 3.1 % Traded 38.0% 13.8 6.8 6.7 6.4 5.9 3.4 3.3 3.1 3.0 % Traded 9.5% 9.3 9.2 8.7 7.5 5.8 5.4 5.4 4.9 3.8 U.S. Bancorp SG Cowen Morgan Stanley RBC Smith Barney Goldman Sachs Banc of America Merrill Lynch UBS Bear Stearns U.S. Bancorp SG Cowen First Albany Goldman Sachs Banc of America Morgan Stanley Merrill Lynch JP Morgan JMP Securities Raymond James Morgan Keegan Bear Stearns Merrill Lynch SG Cowen Morgan Stanley Raymond James UBS CSFB Deutsche Bank SunTrust Name Name Name Cheesecake Factory 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. BUCA 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. Ruby Tuesday 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. Rank Rank Rank INTRODUCING SG COWEN AND THE CONSUMER GROUP % Traded 15.6% 12.5 9.2 9.1 7.4 6.2 5.0 4.3 4.0 3.3 % Traded 14.6% 11.8 9.6 8.9 6.4 5.5 5.3 5.2 4.5 4.4 % Traded 12.2% 10.6 10.3 9.7 7.9 5.8 5.6 5.6 5.6 5.1 Morgan Stanley Goldman Sachs Banc of America Merrill Lynch Thomas Weisel Adams, Harkness & Hill First Albany Jefferies Smith Barney Morgan Stanley 31, 2003. Name SG Cowen RBC Goldman Sachs U.S. Bancorp Banc of America Smith Barney First Albany Morgan Stanley Merrill Lynch CSFB Name RBC SG Cowen Name Merrill Lynch Lehman Brothers SG Cowen CSFB Bear Stearns UBS Banc of America Goldman Sachs Trading volume from July 19, 2002 P.F. Chang’s 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. Panera Rank 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. Brinker 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. Note: Rank Rank to March SunTrust TWP CIBC Piper BofA RBC Includes all restaurant names under research SG Cowen Trading Volume Since 7/19/02 Trading Volume Last 3 Mo. Excludes non-investment bank trading firms. Shares (000s) 210,000 180,000 150,000 120,000 90,000 60,000 30,000 0 Autex. SG COWEN — A TOP TRADER OF RESTAURANT STOCKS Source: coverage. Project Green Thumb SG Cowen’s Sales & Trading has embraced the restaurant sector, particularly among high growth names, becoming one of the leading traders

11 EXECUTIVE SUMMARY Project Green Thumb

EXECUTIVE SUMMARY 12 Earnings growth has the most influence in driving a high P/E multiple when compared to other factors including ROE On average, recent restaurant IPOs have had a 25% Secular Growth Rate The Russell 2000 Small Cap Index has substantially underperformed large cap indices over last 10 years Recent new issues in the restaurant sector have averaged $180 million in market capitalization Earnings growth remains important – – Over the last 10 years, only 4 of 51 restaurant companies that have dropped from trading above $100 million in market cap to below $60 million have recovered to trade above $100 million again Of those 4, only one sustained trading above $100 million in market cap, which was accomplished through earnings growth driven by unit expansion and acquisitions (RARE Hospitality) The market has favored large capitalization stocks over the last several years · · · · · EXECUTIVE SUMMARY—MARKET CONSIDERATIONS Project Green Thumb

EXECUTIVE SUMMARY 13 $151,775 per day on 14, 636 shares - 3.9 million shares - Strategic partner Organic growth Acquisitions Financial partner Small capitalization stock Low relative float Lower average daily trading volume Higher concentration of deep value investors Earnings growth averaged 1.0% over the last 5 years Benefits of accretion, return of capital and signaling need to be weighed carefully against the impact on float, leverage and financial flexibility Growth strategies – – Partner alternatives – – Green Thumb faces several issues as a public company · · · · · Distribution/Dividend strategies are important to consider · Other options are available · · EXECUTIVE SUMMARY—COMPANY CONSIDERATIONS Project Green Thumb

14 MARKET AND INDUSTRY BACKDROP Project Green Thumb

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Green Thumb

MARKET AND INDUSTRY BACKDROP

SMALL CAP STOCKS HAVE UNDERPERFORMED

Ten Year Performance of Benchmark Indices


450%
400%
350%
300%
250%
200%
150%
100%
50%
0
(50%)
03/18/93
02/20/95
01/25/97
12/31/98
01/02/02
06/02/02
11/01/02
04/02/03
NASDAQ +199%
Dow Jones +139%
S&P 500 +95%
Russell 2000 +64%
Russell 2000
Dow Jones
NASDAQ
S&P 500

- Over the last ten years, small cap stocks have underperformed large cap stocks
- In the restaurant space, recent IPOs have had larger market caps than those 10 years ago
- Of the restaurant companies that went public over the last ten years at market caps below $125 million, 90% are trading below $10 per share

Restaurant IPO Analysis

	Mean	Median
IPO Market Cap 1998-2003 ($mm)	$180	$117
Secular Growth Rate	25.2%	25.0%
P/E	20.2x	20.5x
P/E / Secular Growth Rate	85.4%	80.0%

Source: Equidesk and FactSet.

SG Cowen

15

16 25.0x = 0.1328 2 R 20.0x MARKET AND INDUSTRY BACKDROP 15.0x 10.0x Enterprise Value/LTM EBITDA 60.0x LTM EBITDA Multiple vs. ROIC 5.0x = 0.0082 2 50.0x R 0.0x (b) 40.0x 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% (5.0%) E ROIC 30.0x 2002 P/ 60.0x = 0.7011 2002 P/E vs. ROE 20.0x (a) 2 R 50.0x 10.0x 40.0x 0.0x 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% 30.0x 2002 P/E ROE 20.0x 2002 P/E vs. 2002-2003 EPS Growth 10.0x (a) BUCA, Champps Entertainment, IHOP Corp., Jack in the Box, Krispy Kreme, Luby’s and McDonalds (b) Luby’s, Papa John’s and Yum Brands, as results 0.0x Excludes: 35.0% 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% EARNINGS GROWTH IS HIGHLY CORRELATED TO P/E MULTIPLES RateGrowth EPS 2002—2003 Regression analyses compare: Applebee’s, AFC Enterprises, Bob Evans Farms, Brinker, Buca, CBRL Group, California Pizza Kitchen, CEC Entertainment, Champps Entertainment, The Cheesecake Factory, Darden, IHOP Corp, Jack in the Box, Krispy Kreme, Landry’s Restaurants, McDonalds, O’Charley’s, Outback Steakhouse, P.F. Chang’s China Bistro, Panera Bread Co., Papa John’s, RARE Hospitality, Ruby Tuesday, Ryan’s Family Steakhouses, Starbucks, Steak & Shake, Sonic, Yum Brands and Wendy’s. are not meaningful. Project Green Thumb

17 14.0x = 0.8822 12.0x 2 R 10.0x (a) 8.0x MARKET AND INDUSTRY BACKDROP 6.0x 2002 P/E 4.0x 2002 P/E vs. Leverage 2.0x 0.0x Companies with leverage over 40% Debt/Total Capital 140.0% 120.0% 100.0% 80.0% 60.0% 40.0% 20.0% 0.0% CapitalDept/Total 16.0x = 0.6392 14.0x 2 R 12.0x 10.0x 8.0x 2002 P/E 6.0x 2002 P/E vs. Leverage 4.0x Excludes: (a) Champps, Frisch’s, Garden Fresh, O’Charley’s and Schlotzsky’s. 2.0x 0.0x 120.0% 100.0% 80.0% 60.0% 40.0% 20.0% 0.0% LEVERAGE APPEARS TO IMPEDE P/E MULTIPLE EXPANSION CapitalDept/Total Regression analyses compare: Champps, CKE Restaurants, Denny’s, Friendly’s Ice Cream Corp., Frisch’s, Garden Fresh, McDonalds, O’Charley’s, Schlotzsky’s and Steak & Shake. Note: Project Green Thumb

MARKET AND INDUSTRY BACKDROP 18 The holders of Green Thumb’s peers do not own Green Thumb Succeeded through annual earnings growth of 20% driven by substantial unit expansion Green Thumb, which was previously covered by four banks, is currently only followed by two Green Thumb is only traded by 13 banks, with one bank representing over 30% of total volume These companies were predominantly in their growth stage, having gone public at a market cap less than $60 million RARE Hospitality: and acquisitions Research coverage is likely to be discontinued—Quality of market makers begins to deteriorate, lowering volume and liquidity—Companies are ignored by institutional investors because of illiquidity—During the last 10 years, only 12 restaurant companies have had their market cap rise from below $60 million to above $100 million—While 51 restaurant companies in the last 10 years have had their market cap fall from $100 million to $60 million, only four have recovered to trade above $100 million Only one company has sustained trading above $100 million - Companies with market caps below $60 million can face several challenges · · · Historically, when restaurant companies have seen their market cap fall below $60 million, few have recovered to trade above $100 million · · · ISSUES TO CONSIDER IN THE CONTEXT OF STOCK PRICE RECOVERY Project Green Thumb

19 4/15/03 $700.0 600.0 500.0 400.0 300.0 200.0 100.0 0.0 4/15/02 ($            in millions) 4/05/01 2002 Total Revenue 2001 4/04/00 2000 4/06/99 1999 MARKET AND INDUSTRY BACKDROP 4/02/98 1998 Longhorn Steak House 4/02/97 1997 4/01/96 1996 3/31/95 1995 The Capital Grille 1994 3/30/94 1993 Bugaboo Creek 3/31/93 1992 (Units) 250 200 150 100 50 0 RARE Hospitality Market Capitalization $7 00 600 500 400 300 200 100 0 3/31/92 RARE Hospitality Revenue and Unit Growth The combined company changed its name Net Income has increased by a 23.0% CAGR from The Company operated 19 restaurants and franchised another 11 Longhorn Steaks operated and franchised 77 Longhorn Steak Houses Bugaboo Creek Steak House owned and operated 14 Bugaboo Creek Steak House restaurants and four The Capital Grille restaurants Total units across all concepts have increased by a 11.7% CAGR from 1996-2002 Restaurant sales have increased by a 15.5% CAGR from 1996-2002 1996-2002 Longhorn Steaks, Inc. went public in 1992 with a market cap of over $85 million · In 1996, the

Company merged with Bugaboo Creek. to RARE Hospitality in 1997 to reflect its new multi- concept platform · · Longhorn has remained the main growth vehicle for RARE Hospitality · · · As a result of sustained revenue and unit growth, RARE Hospitality has seen its market capitalization grow tremendously RARE HOSPITALITY CASE STUDY Project Green Thumb

20 CASD Green Thumb QSRS NASDAQ DJIA SPEC FAMD QSR 04/24/03 MARKET AND INDUSTRY BACKDROP QSR Specialty Dining 12/23/02 NASDAQ Casual Dining 08/23/02 DJ Industrial Average Family Dining Green Thumb QSR Specialty RELATIVE TRADING PERFORMANCE 40% 30% 20% 10% 0% (10%) (20%) (30%) (40%) (50%) 04/23/02 Restaurant sectors include the following companies: (QSR) AFC Enterprises, Jack in the Box, McDonald’s, Sonic, Wendy’s and Yum Brands, (QSR-Specialty) Krispy Kreme, Panera Bread, Starbucks, Papa John’s and Steak and Shake, (Family Dining) Bob Evans, CBRL Group, IHOP, Luby’s and Ryan’s Family Steakhouse, (Casual Dining) Applebee’s, O’Charley’s, Darden, Brinker, Landry’s, Red Robin Gourmet Burgers and Ruby Tuesday, (Specialty Dining) Buca, Cheesecake Factory, CEC Entertainment, Champps, California Pizza Kitchen, P.F. Chang’s and RARE Hospitality. 13% 14% 14% 9% 7% 7% 7% 6% Project Green Thumb Specialty Dining Volatility Green Thumb QSR Family Dining NASDAQ DJIA Casual Dining QSR Specialty

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Green Thumb

MARKET AND INDUSTRY BACKDROP

RELATIVE MARKET ANALYSIS SUMMARY

	P/E Ratios [a]			P/E/SGR % [a]				Margins	
	2003E	2004E	5 Yr. SGR [b]	2003E	2004E	Enterprise Value [b]/ LTM EBITDA	Net Debt/ Enterprise Value [b]	EBITDA	Net
Mean	17.7x	14.1x	19.9%	89.4%	73.8%	8.8x	20.9%	13.6%	6.1%
Median	14.6x	11.8x	20.0%	88.0%	74.6%	7.4x	21.9%	13.4%	6.1%
Green Thumb	12.7x	9.3x	15.0%	84.5%	61.9%	3.1x	40.8%	13.6%	3.0%

Note: Relative Market Analysis includes AFC Enterprises, Applebee's, Benihana, Brinker, Buca, California Pizza Kitchen, CEC Entertainment, Champps, Cheesecake Factory, Chicago Pizza & Brewery, Darden, Famous Dave's, Fresh Choice, Jack in the Box, Krispy Kreme, Landry's, Luby's, McDonalds, O'Charley's, Outback, P.F. Chang's, Panera Bread, Papa John's, RARE Hospitality, Red Robin Gourmet Burgers, Rubio's, Ruby Tuesday, Ryan's Family Steakhouse, Smith & Wollensky, Sonic, Starbucks, Steak N Shake, Wendy's and YUM Brands.

(a) EPS estimates and Secular Growth Rates (SGR) from SG Cowen and First Call.

(b) Enterprise Value = Market Value of Equity + Net Debt + Minority Interest.

SG Cowen

21

22 35.9% 51.5% 145.3% 79.0% 93.3% 92.4% 92.4% 78.8% 64.3% 47.8% 131.5% 78.3% 96.6% 56.1% 45.4% 76.5% 82.4% 59.2% NA 87.7% 54.8% 84.1% 97.3% NM 45.7% 45.4% 87.2% 68.0% 49.4% 26.2% 63.6% 102.8% 69.5% 72.7% 61.9% (b) 2004E PE        % of SGR 43.1% 59.2% 149.7% 94.9% 105.2% 101.6% 122.1% 102.6% 69.6% 61.9% 157.4% 88.5% 109.9% 65.8% 76.4% 87.9% 95.5% 67.2% NM 99.5% 65.7% 78.9% 106.6% NM 52.6% 56.8% 103.9% 74.8% 88.0% 32.8% 78.7% 129.0% 82.1% 151.5% 84.5% 2003E 8.0%        % NM (b) 20.0% 15.0% 20.0% 13.0% 12.0% 30.0% 32.0% 14.0% 25.0% 21.0% 13.0% 15.0% 20.0% 25.0 15.0% 16.0% 15.0% 20.0% 15.0% 20.0% 20.0% 10.0% 15.0% 25.0% 25.0% 15.0% 40.0% 25.0% 25.0% 30.0% 20.0% 22.0% 15.0% MARKET AND INDUSTRY BACKDROP 5-Year SGR 7.2x 7.7x 11.6x 15.8x 12.1x 11.1x 27.7x 25.2x 9.0x 12.0x 27.6x 10.2x 14.5x 11.2x 11.4x 11.5x 13.2x 8.9x NA 13.2x 11.0x 16.8x 9.7x NA 6.9x 11.4x 21.8x 10.2x 19.8x 6.6x 15.9x 30.8x 13.9x 16.0x 9.3x (b) 2004E PE Ratios 8.6x 8.9x 12.0x 19.0x 13.7x 12.2x 36.6x 32.8x 9.7x 15.5x 33.1x 11.5x 16.5x 13.2x 19.1x 13.2x 15.3x 10.1x NM 14.9x 13.1x 15.8x 10.7x NA 7.9x 14.2x 26.0x 11.2x 35.2x 8.2x 19.7x 38.7x 16.4x 33.3x 12.7x 2003E 7.0x 6.1x 14.1x 14.4x 10.1x 9.6x 27.8x 28.2x 6.8x 8.7x 23.4x 9.4x 12.3x 11.7x 13.6x 9.7x 13.8x 10.7x NM 9.1x 10.4x 12.2x 8.4x NM 6.5x 9.5x 21.3x 27.0x NM 10.9x 13.6x 26.8x 11.9x NM 5.9x / LTM EBIT (a) Enterprise Value EBITDA 5.1x 4.0x 9.4x 10.9x 7.3x 7.0x 23.6x 20.1x 4.9x 4.0x 14.5x 6.3x 9.9x 7.6x 6.5x 6.7x 8.8x 6.4x 7.4x 7.2x 8.0x 7.7x 6.2x 4.6x 4.5x 4.5x 16.0x 11.5x NM 5.6x 8.4x 19.7x 8.1x NM 3.1x Rev 1.0x 0.4x 1.9x 2.9x 1.4x 1.2x 3.9x 3.5x 0.6x 0.3x 2.5x 1.0x 2.0x 1.1x 0.6x 0.9x 1.2x 0.8x 0.4x 1.1x 1.7x 1.0x 0.9x 0.2x 0.6x 0.5x 2.3x 1.3x 1.7x 0.5x 1.1x 2.4x 1.1x 0.5x 0.4x 31.4% 27.4% 32.5% 11.9% 12.6% 23.4% 1.7% NM 23.6% NM NM 39.2% 2.3% 22.7% 15.5% 13.4% 10.6% 25.8% 72.6% NM 13.3% 12.9% 26.5% 30.7% 21.6% 21.9% NM 1.9% NM 22.5% NM NM NM 4.1% 40.8% (Debt-Cash)/ Ent. Value (a) $659.3 858.0 1,225.0 3,908.4 9,835.1 980.8 554.4 38.9 8,997.5 458.3 545.4 58.1 3,986.3 3,741.9 686.9 137.1 2,701.7 1,475.8 273.1 731.6 13.6 $103.3 121.0 1,563.6 816.8 132.2 83.3 346.5 1,056.4 668.4 38.8 $91.7 Enterprise Value 29,708.9 $1,912.4 $1,615.9 47.7 49.1 37.5 9.4 94.5 64.6 37.2 FD Mkt Cap $452.1 622.8 20,059.9 1,079.2 3,416.5 7,535.1 $1,874.7 1,012.6 423.8 9,498.5 278.7 $1,579.0 421.6 3,452.3 3,343.8 509.6 2,836.4 1,279.7 237.9 537.5

$80.3 1,687.9 801.2 164.3 377.7 1,086.5 676.0 $54.2 34.20 30.72 32.94 41.60 33.17 37.95 35.19 9.74 26.87 15.90 26.00 8.25 27.94 35.47 29.10 7.15 39.80 27.15 16.31 18.79 2.64 20.20 43.55 48.04 10.45 14.45 28.03 42.80 30.92 7.26 High $34.81 $41.70 $28.90 $18.91 $14.50 52 Week 14.25 12.12 19.59 23.97 20.35 23.64 21.85 4.20 18.44 8.75 15.60 2.76 16.50 24.07 15.05 0.95 24.90 14.24 9.09 9.85 1.21 $8.95 4.83 24.90 23.49 5.30 4.95 17.85 24.34 20.75 3.06 $7.33 Low $11.30 $26.42 $19.03 $15.01 17.05 15.81 26.37 27.89 24.51 $31.88 32.51 23.68 5.26 23.47 10.35 $27.52 19.86 4.20 19.26 31.95 17.75 1.67 35.53 19.58 15.47 12.26 1.58 $9.15 5.68 31.16 29.38 8.10 5.08 19.86 41.03 29.05 4.00 $9.38 Price 4/25/2003 rgers sky Company Name bio’s Restaurants (c) m Brands Panera Bread Papa John’s by Tuesday Smith & Wollen AFC Enterprises Jack In The Box McDonald’s Sonic Wendy’s Yu Krispy Kreme Ru Starbucks Steak N Shake Applebee’s O’Charley’s Famous Dave’s Darden Brinker Landry’s Restaurants Luby’s Outback Ru Red Robin Gourmet Bu Ryan’s Family Steakhouse Fresh Choice Benihana, Inc. Buca Cheesecake Factory CEC Entertainment Chicago Pizza & Brewery Champps California Pizza Kitchen P.F. Chang’s RARE Hospitality Green Thumb Analysis of Selected Restaurant Companies (US$            in millions except per share data) Ticker SONC CEC CHGO CPKI PFCB RELATIVE MARKET ANALYSIS Quick Service Restaurants AFCE JBX MCD WEN YUM Quick Service Restaurants—Specialty KKD PNRA PZZA RUBO SBUX SNS Casual Dining APPB CHUX DAVE DRI EAT LNY LUB OSI RI RRGB RYAN SALD Full Service—Specialty BNHNA BUCA CAKE CMPP RARE SWRG (a) Enterprise Value = Market Value of Equity + Net Debt + Minority Interest. (b) EPS estimates and Secular Growth Rates (SGR) from SG Cowen and First Call. (c) Estimates based on Company projections and historical data. Project Green Thumb

23 7.5% 3.9% 6.4% 7.8% 7.3% 8.4% 7.9% 4.9% 2.2% 6.3% 4.8% 5.4% 2.1% 6.0% 5.4% 4.6% NM 8.0% 6.8% 4.0% 6.3% NM 5.4% 3.0% 7.6% 2.2% 3.1% 5.3% 6.1% 6.1% NM 3.0% Net 11.7% 10.1% 11.4% .1% 8.6% 3.7% 9.3% 4.6% 9.3% 8.5% .2% NM 8.2% NM 8.6% 5.2% 4.9% 2.5% 4.3% 8.0% 9.0% 9.3% NM .2% EBIT 14.8% 7 13.7% 20.2% 13.8% 12.9% 14.0% 12.5% 10.5% 10.6% 15.8% 7 12.2% 16.0% 11.2% 10.9% 7 Profitability Margins 7.7% 8.1% 9.7% 4.7% 3.9% 6.0% 8.5% 1.5% MARKET AND INDUSTRY BACKDROP EBITDA 20.0% 10.8% 20.5% 26.7% 19.0% 1 16.5% 17.5% 12.0% 17.0% 15.6% 19.7% 14.4% 13.4% 13.3% 12.0% 15.5% 20.8% 12.9% 15.3% 12.3% 11.0% 14.4% 11.6% 12.9% 12.3% 13.6% 13.6% NA NA NA        %        % 72.5%        %        % 77.6%        % Gross 74.9% 72.0% 78.6% 72.8% 65.0% 56.9% 72.8% 58.9% 77.4% 76.7 71.1% 70.6% 67.6% 72.7 71.2% 64.0% 73.7 77.7 64.8% 75.7 75.8% 75.0% 55.9% 74.6% 72.1% 76.0% 73.3% 64.1% 70.9% 75.8% 3.0% 8.2% NA NM 9.6% NA 9.9% EPS 20.0% 15.0% 20.0% 12.7% 10.0% 32.2% 30.3% 29.4% 19.7% 13.0% 13.8% 17.2% 68.2% 15.0% 16.0% 13.6% 13.4% 20.0% 15.0% 25.0% 19.2% 78.3% 25.0% 23.8% 25.5% 18.1% 108.3% 36.5% Growth 2003-2004 NA NA NA NA NA Rev 20.0% 15.0% 2.3% 20.0% 18.3% 7.7% 15.4% 24.5% 14.0% 13.4% 18.7% 13.0% 6.1% 4.9% 22.1% 15.0% 16.0% 15.0% 14.9% 20.0% 17.9% 5.9% 13.1% 24.0% 8.9% 35.0% 19.4% 22.3% 16.8% 9.5% 2.21 1.36 1.67 2.30 2.21 1.29 2.63 0.44 0.85 1.02 1.77 0.37 1.68 2.42 2.00 NA 2.70 1.79 0.92 1.26 NA 0.50 1.43 2.88 0.41 0.78 1.25 1.33 2.09 0.25 EPS $2.09 $1.15 $1.90 $1.33 $1.01 (a) 2004E 548.4 435.5 148.7 548.6 817.7 131.7 NA 380.6 852.6 NA NA 318.3 993.8 712.0 142.8 NA 455.2 669.2 766.1 NA Rev $690.4 2,321.0 16,211.6 3,583.2 8,969.0 $718.2 1,089.3 4,987.7 $1,014.5 5,534.4 4,168.8 1,228.7 2,975.1 1,184.4 $247.3 1.92 1.32 1.39 2.04 2.01 0.99 2.43 0.34 0.71 0.90 1.51 0.22 1.46 2.09 1.76 NM 2.38 1.49 0.98 1.15 NA 0.40 1.20 2.62 0.23 0.62 1.01 1.06 1.77 0.12 EPS $1.74 $0.87 $1.67 $1.16 $0.74 (a) 2003E 457.0 349.8 955.5 131.1 485.5 779.2 107.9 NA 987.0 322.8 804.8 NA 281.5 801.6 654.0 105.8 205.8 381.2 547.1 656.2 92.9 Rev $575.3 2,018.3 15,842.0 3,029.1 8,327.4 $622.5 4,203.3 $956.4 4,812.5 3,593.8 1,068.4 2,588.8 $212.1 $225.8 Size Net Inc $48.1 77.5 992.1 49.3 219.2 581.0 $41.5 21.9 46.8 2.7 230.2 22.4 $83.7 26.8 1.9 266.0 172.7 41.5 (8.6) 193.7 60.5 11.1 49.1 (1.3) $10.1 7.4 51.2 70.1 1.7 5.5 17.0 26.7 36.9 (2.5) $6.5 EBIT $94.8 141.6 2,112.9 84.9 388.5 1,027.0 $68.9 34.8 81.4 4.5 384.9 49.0 $130.8 46.5 4.3 409.0 272.1 64.3 (5.9) 297.9 141.4 22.4 86.6 (0.4) $15.9 12.8 73.2 30.3 1.9 7.6 25.6 39.4 56.1 (2.5) $15.5 LTM EBITDA $128.4 214.0 3,163.7 112.3 532.9 1,406.0 $81.2 48.7 113.2 9.7 621.1 72.3 $162.6 72.0 9.0 591.6 425.9 107.0 18.4 376.3 183.6 35.3 118.9 3.0 $22.9 27.0 97.5 71.3 4.6 15.0 41.3 53.7 82.2 1.2 $29.4 Rev $641.8 1,985.5 15,405.7 420.2 2,811.9 7,945.0 $491.5 277.8 946.2 119.6 3,658.1 462.2 $826.8 499.9 92.6 4,411.2 3,192.1 894.8 389.1 2,434.8 884.3 274.4 775.1 76.5 $185.8 246.3 674.6 613.1 75.7 176.1 319.0 437.8 603.4 77.3 $216.1 LTM Ended Oct-02 Jan-03 Dec-02 Feb-03 Mar-03 Mar-03 Feb-03 Dec-02 Dec-02 Dec-02 Mar-03 Dec-02 Dec-02 Dec-02 Mar-03 Feb-03 Mar-03 Dec-02 Feb-03 Mar-03 Mar-03 Dec-02 Apr-03 Mar-03 Jan-03 Mar-03 Apr-03 Mar-03 Dec-02 Mar-03 Mar-03 Mar-03 Mar-03 Dec-02 Dec-02 gers Company Name Gourmet Bur (b) Analysis of Selected Restaurant Companies (US$            in millions except per share data) AFC Enterprises Jack In The Box

McDonald’s Sonic Wendy’s Yum Brands Krispy Kreme Panera Bread Papa John’s Rubio’s Restaurants Starbucks Steak N Shake Applebee’s O’Charley’s Famous Dave’s Darden Brinker Landry’s Restaurants Luby’s Outback Ruby Tuesday Red Robin Ryan’s Family Steakhouse Fresh Choice Benihana, Inc. Buca Cheesecake Factory CEC Entertainment Chicago Pizza & Brewery Champps California Pizza Kitchen P.F. Chang’s RARE Hospitality Smith & Wollensky Green Thumb RELATIVE MARKET ANALYSIS Ticker Quick Service Restaurants AFCE JBX MCD SONC WEN YUM Quick Service Restaurants—Specialty KKD PNRA PZZA RUBO SBUX SNS Casual Dining APPB CHUX DAVE DRI EAT LNY LUB OSI RI RRGB RYAN SALD Full Service—Specialty BNHNA BUCA CAKE CEC CHGO CMPP CPKI PFCB RARE SWRG (a) Revenue and EPS estimates from SG Cowen and First Call. (b) Estimates based on Company projections and historical data. Project Green Thumb

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Green Thumb

MARKET AND INDUSTRY BACKDROP

MARKET STATISTICS

Analysis of Green Thumb and Comparable Companies' Liquidity [(a)]

	Green Thumb	Buca di Beppo	Champps Americana	Landry's Restaurants, Inc.	O'Charley's	Red Robin	Rubio's Fresh Mexican Grill
Market Cap ($mm)	$54.2	$94.5	$64.6	$509.6	$421.6	$237.9	$47.7
Float (mm)	3.9	12.5	8.5	22.2	19.7	9.5	6.0
Float %	67.9%	77.9%	63.8%	78.0%	92.6%	60.0%	66.6%
Average Daily Trading Volume	14,636	190,733	50,616	165,008	150,965	98,192	21,660
Average Daily Dollars Traded	$151,775	$1,222,598	$361,398	$3,088,950	$2,980,049	$1,435,567	$115,881
Short Interest (mm)	0.0	1.9	0.6	0.7	0.3	0.5	0.0
Short Interest % Float	1.2%	12.4%	7.3%	3.2%	1.6%	5.2%	0.0%

(a) Information as of April 25, 2003.

SG
SG Cowen

24

25 RUBO $0.7—-—- 0.3—-—-—1.3 0.5—0.0—- 0.1—-—-—-—- 0.0—-—$2.9 RRGB—- $3.3—- 0.4—-—-—- 5.0—-—-—6.1 0.6 11.6—-—- 4.8 0.0—- 0.2 $32.0 CHUX $9.0 12.9 17.9—22.2 7.3 19.2 19.0 13.1—- 1.0 9.7—1.3—- 2.0—8.4—12.5 12.0 12.3—4.5 5.6—3.8 8.1 $201.9 MARKET AND INDUSTRY BACKDROP LNY $26.2 21.1—-—9.8—-—17.9 17.9 13.4—15.3 8.7 14.2—11.3—0.0—- 0.4—12.0—1.5—4.8 1.7 $176.0 CMPP $5.0 1.3 4.2 27.8—0.5—- 5.8—- 0.1 0.5—1.7—-—1.9—-—-—-—1.8 10.4 0.7—$61.7 BUCA $5.6 2.1 6.0—- 0.9—-—-—-—- 3.6—13.8 0.2 5.6—0.9—0.0—- 2.0 1.6—0.9—$43.3 Peer Total $46.5 37.5 31.4 27.8 22.2 19.2 19.2 19.0 18.9 17.9 17.9 15.8 15.7 15.3 15.3 14.2 13.8 13.6 13.5 9.0 12.5 12.5 12.4 12.3 12.0 11.2 10.6 10.4 10.2 10.0 $517.7 No. of Peers Held 5 4 4 1 1 6 1 1 2 1 1 4 4 1 5 1 1 4 3 3 2 1 3 1 1 3 6 1 4 3 Green Thumb $3.5—5.0—- 1.0—-—-—1.7—-—-—0.2—3.6—- 0.0—-—-—-—$15.0 Turnover Very Low Medium Medium Medium Low Low Very Low High Very Low Very Low Low High Low Medium Low Medium High Medium Low Low Low High Low High Medium Medium Very Low Very High Very Low High Style Deep Value Deep Value Total Index Index Value Value Value Index Value Value Value Value Deep Value Deep Value Core Value Growth Value Value Deep Value Value Deep Value Core Value Value Deep Value Deep Value Value Value Value Index GARP Name Top 30 Institutional Holders of Green Thumb and Comparable Companies (US$            in millions) Dimensional Fund Advisors, Inc. Barclays Global Investors, N.A. T. Rowe Price Associates, Inc. Atticus Capital LLC St. Denis J. Villere & Co. Vanguard Group Skyline Asset Management LP Brown Investment Advisory, Inc. Wellington Management Co. LLP Veredus Asset Management LLC Capital Guardian Trust Co. AXA Rosenberg Investment Management Thomson, Horstmann & Bryant, Inc. Cramer Rosenthal McGlynn, Inc. Deutsche Asset Management (NY) Provident Investment Counsel, Inc. State of Wisconsin Investment Board Smith Barney Asset Management Lord, Abbett & Co. Fidelity Management & Research Co. Bricoleur Capital Management, Inc. Oak Ridge Investments LLC Fleet Investment Advisors Kern Capital Management LLC Rothschild Asset Management, Inc. (US) Wall Street Associates US Bancorp Piper Jaffray Asset Mgmt DMG Advisors, LLC SSgA Funds Management Geewax, Terker & Co., Inc. FactSet as of 12/31/02. Comparable companies include Buca, Champps, Landry’s, O’Charley’s, Red Robin and Rubio’s. TOP 30 HOLDERS OF GREEN THUMB AND COMPARABLE COMPANIES Rank 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Source: Note: Project Green Thumb

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MARKET AND INDUSTRY BACKDROP

INVESTOR STYLE AND CONCENTRATION

Green Thumb's ownership mix is more oriented toward deep value investors

Investor Style

	Core Value	Deep Value	Value	Growth	Other
BUCA	17.1%	15.8%	42.1%	5.3%	19.7%
CMPP	21.7	15.2	37.0	6.5	19.6
LNY	18.9	13.5	47.3	4.7	15.5
CHUX	17.4	10.9	44.6	7.6	19.6
RRGB	7.9	10.5	52.6	5.3	23.7
RUBO	10.5	26.3	42.1	0.0	21.1
Mean	**15.6%**	**15.4%**	**44.3%**	**4.9%**	**19.9%**
Median	**17.2**	**14.4**	**43.3**	**5.3**	**19.7**
Green Thumb	**17.6%**	**41.2%**	**35.3%**	**0.0%**	**5.9%**

Style Breakdown


Peer Mean
Green Thumb
Other
Growth
Core Value
Deep Value
Value

Green Thumb is less concentrated than the comparable companies

Investor Concentration

	% held by Top 10 Institutions	% held by next 15 Institutions	Remainder
BUCA	58.8%	20.2%	21.0%
CMPP	72.0	15.6	12.4
LNY	34.1	19.1	46.8
CHUX	42.1	24.5	33.5
RRGB	24.6	7.1	68.2
RUBO	18.0	1.3	80.7
Mean	**41.6%**	**14.6%**	**43.8%**
Median	**38.1**	**17.3**	**40.1**
Green Thumb	**38.6%**	**3.0%**	**58.3%**

Concentration Breakdown


Peer Mean
Green Thumb
Remainder
% held by Top 10 institutions
% held by next 15 institutions

Source: FactSet as of 12/31/02.

SG Cowen

26

27 DISTRIBUTION/DIVIDEND POLICY Project Green Thumb

DISTRIBUTION/DIVIDEND POLICY 28 Self-tender Special Cash Dividend Share Repurchase Program Quarterly Dividend One-time/Discrete Strategies — — Recurring Policy — — Increased leverage Maintaining financial flexibility Ability to monetize real estate assets Interest rate cost including fixed vs. floating rate exposure Issues to consider regarding a share repurchase and related financing strategies include: Dividend/Distribution Policy · · · · Overall Considerations POTENTIAL DIVIDEND/DISTRIBUTION POLICIES Project Green Thumb

POLICY 29 not not still is is liquidity cash than cash self-tender than long- long- will diminishes Company cap) for other accretion for as other market share the achieve investors stable small and on to the option option substantive vs. and stock in benefit benefit in more DISTRIBUTION/DIVIDEND float best benefits appreciation “price” best advantaged investors cash float result to regularly dividend, (Dow Consider that a that tax done larger, price time put not benefit pay benefits similar precedents to long-term as many long-term Decreases Signals growth over Does a companies No signaling Initial Can Signals growth Not for No signaling Decreases Rarely Decreases term Must term At choose Few Issues STRATEGIES strategy than attention to strategy attention share liquidity by investors liquidity cash stronger or cash some some strategies investor liquidity investor liquidity float defensive valuation more and treatment a with with one-time in yield-driven tax as low substantial up focuses shareholders gains focuses shareholders decrease used is use investors pick new investors relatively strategies, repurchase common not price not then stock Capital shareholders stock Signaling on Allows Accretion Most Signaling on Allows Does liquidity Accretion Typically when Does Provides Possible attracting Provides Preserves one-time float Advantages one- in DIVIDEND/DISTRIBUTION for one- dividend large stock, greater million public new interest paying OF tender of $5 large dividend stock by Initiate block typically time the yield recurring time than Pay Buy opportunistically in market Achieve investor Definition Cash Repurchase Dividend COMPARISON Self-tender Special Dividend Share Program Quarterly Project Thumb Green One-time Recurring

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Green Thumb

DISTRIBUTION/DIVIDEND POLICY

A $10 million share repurchase would be accretive to Green Thumb

SHARE REPURCHASE – PRO FORMA EPS ACCRETION ANALYSIS

Fiscal Year End September *(US$ in millions, except per share data)*			
Assumptions			
Transaction Close	6/30/03		
Fiscal Year End	9/30/03		
Transaction Size	$10.0		
Expenses	0.5		
Funds Required for Share Repurchase	10.5		
	2003	**2004**	
Base Net Income	**$4.2**	**$5.7**	
Weighted Average Shares Outstanding (mm)	6.0	6.0	
Base Case EPS	$0.70	$0.96	
Debt	$44.6	$43.9	
Debt to Total Capital	36.8%	34.8%	
ROE %	4.9%	6.2%	
# Shares Repurchased (mm)	1.0	0.9	0.8
% Company Sought	16.7%	15.2%	13.9%
FY2003 Accretion	**$10 Stock Price**	**$11 Stock Price**	**$12 Stock Price**
Pro Forma EPS	$0.70	$0.70	$0.70
Weighted Average Shares Outstanding (mm)	5.7	5.8	5.8
Accretion in cents	**0.0**	**0.0**	**(0.0)**
% Accretion	**0.7%**	**0.3%**	**(0.0%)**
ROE %	**5.3%**	**5.3%**	**5.3%**
FY2004 Accretion	**$10 Stock Price**	**$11 Stock Price**	**$12 Stock Price**
Pro Forma EPS	$1.04	$1.02	$1.00
Weighted Average Shares Outstanding (mm)	5.0	5.1	5.1
Accretion in cents	**7.6**	**5.8**	**4.3**
% Accretion	**8.0%**	**6.0%**	**4.4%**
ROE %	**6.3%**	**6.3%**	**6.3%**

Note: Base case projections provided by Company. Assumes share repurchase funded by available cash ($0.5 million) and additional debt at 10.0%. Debt to total capital assumes no repayment of debt other than scheduled maturities per Company projections. Debt incurred as a result of self-tender remains outstanding.

SG Cowen

30

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Project
Green Thumb

DISTRIBUTION/DIVIDEND POLICY

SHARE REPURCHASE – PRO FORMA EPS ACCRETION ANALYSIS

A $20 million share repurchase would also be accretive to Green Thumb

Fiscal Year End September *(US$ in millions, except per share data)*			
Assumptions			
Transaction Close	6/30/03		
Fiscal Year End	9/30/03		
Transaction Size	$20.0		
Expenses	0.8		
Funds Required for Share Repurchase	20.8		
	2003	**2004**	
Base Net Income	**$4.2**	**$5.7**	
Weighted Average Shares Outstanding (mm)	6.0	6.0	
Base Case EPS	$0.70	$0.96	
Debt	$54.9	$54.1	
Debt to Total Capital	45.3%	42.9%	
ROE %	4.9%	6.2%	
# Shares Repurchased (mm)	2.0	1.8	1.7
% Company Sought	33.3%	30.3%	27.8%
FY2003 Accretion	**$10 Stock Price**	**$11 Stock Price**	**$12 Stock Price**
Pro Forma EPS	$0.71	$0.70	$0.70
Weighted Average Shares Outstanding (mm)	5.5	5.5	5.6
Accretion in cents	**0.1**	**0.0**	**(0.0)**
% Accretion	**1.3%**	**0.5%**	**(0.2%)**
ROE %	**5.9%**	**5.9%**	**5.9%**
FY2004 Accretion	**$10 Stock Price**	**$11 Stock Price**	**$12 Stock Price**
Pro Forma EPS	$1.15	$1.09	$1.06
Weighted Average Shares Outstanding (mm)	4.0	4.2	4.3
Accretion in cents	**18.5**	**13.5**	**9.6**
% Accretion	**19.3%**	**14.1%**	**10.0%**
ROE %	**6.3%**	**6.3%**	**6.3%**

Note: Base case projections provided by Company. Assumes share repurchase funded by available cash ($0.5 million) and additional debt at 10.0%. Debt to total capital assumes no repayment of debt other than scheduled maturities per Company projections. Debt incurred as a result of self-tender remains outstanding.

SG Cowen

31

CONFIDENTIAL TREATMENT REQUESTED

Project
Green Thumb

DISTRIBUTION/DIVIDEND POLICY

SELF-TENDER ANALYSIS

5 Year Analysis of Restaurant and Retail Self-tender Offers

Date Announced	Date Effective	Target Name	Tender Type	% Sought [a]	Offer Price	Proposed Transaction Value ($mm)	Market Cap at Announcement ($mm)	Price One Month Prior	Price One Day Prior	Price One Month After	Price Six Months After	Premium: One Month	Premium: One Day	% Change from One Day Prior: One Month	% Change from One Day Prior: Six Months	% Change from One Day Prior: One Year
03/27/02	04/26/02	S&K Famous Brands	Traditional Self-tender	44.8%	$11.00	$20.0	$37.7	$8.10	$9.30	$11.39	$10.85	35.8%	18.3%	22.5%	16.7%	(5.3%)
08/07/01	09/21/01	Wolohan Lumber	Traditional Self-tender	45.4	15.00	22.5	48.6	9.90	14.70	14.99	20.38	51.5	2.0	2.0	38.6	29.3
07/02/01	08/14/01	Fashionmall.com	Traditional Self-tender	16.9	2.50	3.0	14.4	2.08	2.00	2.45	3.12	20.2	25.0	22.5	56.0	48.0
04/03/01	08/31/01	Jerry's Famous Deli	Traditional Self-tender	12.8	5.30	3.2	17.5	3.75	3.75	4.95	5.15	41.3	41.3	31.9	37.3	41.3
11/13/00	12/11/00	Quizno's [b]	Traditional Self-tender	45.0	8.00	11.6	21.9	6.38	6.75	7.50	7.30	25.5	18.5	11.1	8.1	26.4
11/03/00	12/14/00	Designs	Dutch Auction	9.5	2.20 - 3.00	4.5	37.5	2.06	2.38	2.38	3.00	45.5	26.3	0.0	26.3	29.7
08/29/00	10/05/00	Elder-Beerman Stores	Dutch Auction	22.4	4.50 - 6.00	20.0	48.4	4.34	3.25	4.75	3.53	38.1	84.6	46.2	8.7	22.2
07/31/00	08/30/00	Big Dog Holdings	Traditional Self-tender	29.2	6.25	21.9	55.4	4.13	4.63	5.94	4.13	51.5	35.1	28.4	(10.8)	(22.8)
05/03/00		Roadhouse Grill [c]	Traditional Self-tender	100.0	7.00	68.0	49.2	4.88	5.06	5.63	2.28	43.6	38.3	11.1	(54.9)	(67.2)
02/25/00	03/24/00	Escalade	Dutch Auction	24.0	14.50 - 18.00	12.6	16.1	11.50	16.50	16.50	19.06	56.5	9.1	0.0	15.5	30.7
11/23/99	12/29/99	VICORP Restaurants	Traditional Self-tender	21.9	19.00	38.0	159.2	16.13	17.44	17.75	19.50	17.8	9.0	1.8	11.8	3.9
08/26/99	09/23/99	Garden Ridge	Traditional Self-tender	17.0	7.00	21.0	105.1	6.19	5.94	6.81	-	13.1	17.9	14.7	-	-
09/29/98	10/30/98	Uno Restaurant	Dutch Auction	9.4	5.75 - 7.00	7.0	56.0	6.36	5.28	6.08	6.36	10.0	32.5	15.1	20.4	98.9
10/25/00		Uno Restaurant [d]	Traditional Self-tender	38.0	8.75	36.6	80.4	7.25	7.31	8.38	9.27	20.7	19.7	14.5	26.8	-
08/12/98	09/25/98	Cooker Restaurant	Dutch Auction	39.4	10.5 - 12.00	48.0	87.0	9.50	8.56	9.00	6.31	26.3	40.1	5.1	(26.3)	(48.2)
			Mean	**30.8%**		**$22.7**	**$56.9**					**33.0%**	**28.5%**	**14.6%**	**12.1%**	**16.0%**

(a) Percentage sought may not reflect percentage acquired.
(b) Tender offer was unsuccessful in acquiring shares required to take the Company private. Offer to purchase remaining shares not tendered was made on 5/21/01.
(c) Company withdrew tender offer as a result of market conditions.
(d) Tender offer withdrawn. Plan of merger to effect a going private transaction announced 4/14/01.

SG
SG Cowen

32

33 8%) 5%)(75.5%) NA NA 182.9% 8%) 1%) 7%)454.3% NA NA NA NA NA 39.4% 3.2% Tender to 4/09/03 (40 (12 (42 (70 (80 % Change from Announcement 22.3 42.5 3.5 NA NA 106.0 27.7 16.5 9.5 89.0 NA NA NA NA NA $39.6 $ $317.1 DISTRIBUTION/DIVIDEND POLICY Market Cap as of 4/09/03 NA NA NA NA NA NA NA NA NA NA (19.5%) 11.6% 43.5% NA (100.0%) (8.6%) % Change from Tender to GP Announcement Market Cap at Going Private Announcement NA NA NA 17.5 21.9 NA NA NA NA NA 128.2 117.3 80.4 80.4 0.0 $65.8 Tender 37.7 48.6 14.4 17.5 21.9 37.5 48.4 55.4 49.2 16.1 159.2 105.1 56.0 80.4 87.0 $56.3 $307.2 Market Cap at Announcement $ Offer to purchase remaining shares not tendered was made on 5/21/01. Going Private Announcement NA NA NA 04/03/01 11/13/00 NA NA NA NA NA 02/15/01 11/22/99 10/25/00 10/25/00 07/03/02 Mean (a) (b) (c) Public Companies No No No Yes Yes No No No Yes No No No No Yes No - Tender Offer as a Going Private? Total (CONT’D) (d) (d) Source of Funds Combination Combination Cash NA NA Debt Combination Combination NA Debt Debt Combination Debt NA Debt Tender Offer Announcement 03/27/02 08/07/01 07/02/01 04/03/01 11/13/00 11/03/00 08/29/00 07/31/00 05/03/00 02/25/00 11/23/99 08/26/99 09/29/98 10/25/00 08/12/98 Of the 14 companies with market caps less than $200 million that have completed a self tender transaction, only 2 realized an increase in shareholder value and are currently public companies Current Status Public Public Public Private Private Public Public Public Public Public

Private Private Private Private Private Plan of merger to effect a going private transaction announced 4/14/01. Self Tender Analysis Tender offer was unsuccessful in acquiring shares required to take the Company private. Company withdrew tender offer as a result of market conditions. Tender offer withdrawn. Tender offer partially funded through a sale leaseback transaction. SELF-TENDER ANALYSIS Company S&K Famous Brands Wolohan Lumber Fashionmall.com Jerry’s Famous Deli Quizno’s Designs Elder-Beerman Stores Big Dog Holdings Roadhouse Grill Escalade VICORP Restaurants Garden Ridge Uno Restaurant Uno Restaurant Cooker Restaurant (a) (b) (c) (d) Project Green Thumb Of the 7 restaurant companies that conducted a self tender, 6 are currently private and the seventh recently emerged from bankruptcy

34 GROWTH STRATEGIES Project Green Thumb

GROWTH STRATEGIES 35 how will the Company core business -finance an acquisition? Integration risk If focus remains on growing core concept, what is national potential? New concept risk; Company attempted second concept in the past and was unsuccessful Time frame for market to reward Company for growth strategy Execution risk inherent in any transaction Management’s focus is shifted from Funding Issues to Consider expertise to core operations or new concept Maintain control of Company direction and culture generated cash flows to finance growth, possibly eliminating need to secure additional funding or incur Apply management Ability to use internally dilution Purchase signals to the market that Company is focused on growth Provides hedge against downturn in popularity of core concept Advantages Additional restaurants New internally developed concept Operational initiatives New concept to serve as growth vehicle Complimentary concept to broaden demographic reach Expand business through: Acquire similar concept to expand penetration: · · · · · Definition OVERVIEW OF GROWTH STRATEGIES Organic growth Acquisitions Project Green Thumb

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Project
Green Thumb

GROWTH STRATEGIES

MULTI-CONCEPT OPERATORS – CONTRIBUTION ANALYSIS

	BUCA [a]	CHUX [b]	DRI [c]	EAT [d]	LNY [e]	OSI [f]
Market Capitalization	$94.5	$421.6	$3,452.3	$3,343.8	$509.6	$2,836.4
Total Revenue	240.3	495.1	4,369.0	2,887.1	894.8	2,342.8
Revenue from non-core concepts	30.5	15.8	168.5	638.0	NA	365.0
Non-core concepts % of total revenue	12.7%	3.2%	3.9%	22.1%	NA	15.6%
Total units	82	188	1,174	1,268	267	956
Non-core concepts units	9	6	48	265	146	172
Non-core concepts % of total units	11.0%	3.2%	4.1%	20.9%	54.7%	18.0%

Note: All Revenue and Unit count information as per latest 10-K.
(a) Vinny T's of Boston represents Buca's non-core concept.
(b) Ninety Nine Restaurant and Pub and Stoney River Legendary Steaks represent O'Charley's non-core concepts. Ninety Nine is excluded from unit count and revenue as acquisition closed subsequent to O'Charley's latest fiscal year.
(c) Smokey Bones and Bahama Breeze represent Darden's non-core concepts.
(d) On the Border, Corner Bakery, Cozymel's, Maggiano's, Big Bowl and Rockfish represent Brinker's non-core concepts. Revenue percentage based on estimates from external research report.
(e) Landry's Seafood House, Rainforest Café, The Crab House, Charthouse, Muer Seafood and Saltgrass Steak House represent Landry's non-core concepts.
(f) Carrabba's Italian Grill, Fleming's Prime Steakhouse, Roy's, Lee Roy Selmon's, Cheeseburger in Paradise and Bonefish Grill represent Outback's non-core concepts.

SG Cowen

36

CONFIDENTIAL TREATMENT REQUESTED

Project
Green Thumb

GROWTH STRATEGIES

MULTI-CONCEPT OPERATORS – CONTRIBUTION ANALYSIS *(CONT'D)*

BRINKER INTERNATIONAL (a)

	Chili's	Macaroni Grill	On the Border	Corner Bakery Cafe
Y/Y Revenue Growth	22.9%	11.8%	8.7%	22.8%
Y/Y Unit Growth	9.2%	10.9%	5.7%	18.8%

	Cozymel's	Maggiano's Little Italy	Big Bowl Asian Kitchen	Rockfish Seafood Grill
Y/Y Revenue Growth	7.2%	60.5%	NA	NA
Y/Y Unit Growth	14.3%	42.9%	33.3%	NA

Landry's Restaurants, Inc.

	Joe's Crab Shack	Landry's Seafood House	Rainforest Cafe	The Crab House
Y/Y Revenue Growth	NA	NA	NA	NA
Y/Y Unit Growth	11.0%	(4.9%)	0.0%	(18.8%)

	Chart House	Muer Restaurants	Saltgrass Steak House
Y/Y Revenue Growth	NA	NA	NA
Y/Y Unit Growth	NA	NA	NA

OUTBACK STEAKHOUSE (b)

	Outback Steakhouse	Carrabba's Italian Grill	Fleming's	Roy's
Y/Y Revenue Growth	7.0%	24.0%	NA	NA
Y/Y Unit Growth	6.1%	19.4%	45.5%	33.3%

	Lee Roy Selmon's	Cheeseburger in Paradise	Bonefish Grill
Y/Y Revenue Growth	NA	NA	NA
Y/Y Unit Growth	0.0%	NA	275.0%

O'Charley's

	O'Charley's	Ninety Nine	Stoney River
Y/Y Revenue Growth	11.5%	NA	46.3%
Y/Y Unit Growth	13.0%	NA	100.0%

Buca di Beppo

	Buca di Beppo	Vinny T's
Y/Y Revenue Growth	19.4%	NA
Y/Y Unit Growth	20.6%	NA

DARDEN RESTAURANTS

	Red Lobster	Olive Garden	Bahama Breeze	Smokey Bones BBQ
Y/Y Revenue Growth	6.5%	9.1%	30.3%	226.9%
Y/Y Unit Growth	0.9%	4.0%	38.1%	111.1%

[dashed box] Indicates acquisition.
(a) Y/Y Revenue growth for all Brinker concepts based on estimates from external research.
(b) Y/Y Revenue growth for all Outback concepts represent only Company-owned units.

SG Cowen

37

GROWTH STRATEGIES 38 High quality burger Chicken Asian/noodles Chicken Asian/noodles Expand geographic penetration of Company Opportunity to realize significant synergies due to similar operations and management overlap Broaden appeal of concept through addition of menu options Eliminates the “veto vote” Potential options include: Hedges against downturn in popularity of core concept Potential options include: Opportunity to gain critical mass in a particular region or market Multiple opportunities given distressed nature of many cafeteria/buffet concepts – – – – – Acquire similar salad/buffet concepts · · Acquire company that provides branded or non-branded menu items · · · Acquire new stand-alone concepts outside of core salad/buffet expertise · · Acquire distressed real estate for conversion · · POTENTIAL NEW CONCEPT IDEAS/ACQUISITIONS Project Green Thumb

menu Green menu 39 STRATEGIES the offerings markets offerings offerings markets with in company GROWTH Thumb’s markets core additional core fits additional core of an of an companies distressed as as Green of pasta/noodles pasta/noodles pasta/noodles alternative a outside locations outside locations leading synergies introduce into outside current locations Thumb current locations current locations chicken Thumb’s Thumb chicken chicken Thumb’s two concept operations the potential to controls concept broaden Thumb’s Green broaden Thumb’s broaden Thumb’s introduce Green fresh fresh introduce of similar Green of Green to to to to to a Green Expands Green Green in in Rationale Merger industry Significant Opportunity operational with Expands Ability in Ability in Ability in Ability item Expands Provider Thumb’s Ability item MN, MO, VA WA WI WA NC, MD, MI, OH States TX, VA, CA Geographic Penetration 16 CA, IL, TX, IL, NY, CA, MD, CO, FL, GA, all- or 4 of with salad Asian of casual made-states and Asian a lunch other in bars 16 states the Pan featuring variety healthy, casual customers for operator in convenient made-to-order to and convenient 3 wide a salad self-service a Japanese, in a is choice leading and locations is offering restaurant Stir-Fry Vietnamese, featuring convenient targeting a offers restaurants customized fry a is operates Express including and IDEAS soup restaurants desires contemporary stir Bar Rotisserie food is healthier 130 Company a a than Choice style Choice & restaurant dishes is and specialties cuisine, Thai Out restaurant Roo restaurant for Crazy Noodle Chinese, Koo ACQUISITION Description Souper!Salad! you-can-eat more Fresh buffet Fresh Noodles casual noodle consumers Stir noodle “Create-Your-Own” inspired Zao Asian setting Chicken casual from-scratch Koo chicken looking dinner Project Thumb Green

40 PARTNER ALTERNATIVES Project Green Thumb

PARTNER ALTERNATIVES 41 In the event of a stock sale, acquirer currency must be considered Lose benefit of future value creation Likely to lose control of the Company and its vision Potential loss of culture Lose benefit of future value creation Some transactions may allow management to retain stake in Company; control will rest with financial partner Issues to Consider Mitigate market risk Mitigate market risk Potential for upside in a stock deal with public company Ensures immediate access to capital Allows business to grow more rapidly and benefit from parent’s size and resources Monetize value of real estate Ensures immediate access to capital scrutiny of public markets Opportunity to leverage expertise of financial partner Satisfy near-term liquidity concerns for investors · Satisfy near-term liquidity concerns for investors · Allows business to grow outside of Monetize value of real estate Advantages Outright sale of the Company to a strategic party; stock or cash transaction Outright sale of the Company to a financial party; typically cash transaction financed through combination of debt and equity Definition OVERVIEW OF PARTNER ALTERNATIVES Sale—Strategic Sale—Financial Project Green Thumb

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Project
Green Thumb

PARTNER ALTERNATIVES

PORTFOLIO BUILDING

Casual Dining Companies:	Variety	Sandwich / Burger	BBQ	Mexican	Italian	Salad	Seafood	Asian	Steakhouse	Other	Int'l Strategy
Applebee's International, Inc.	core ($10.50)					menu item					x
Brinker International, Inc.	Chili's ($10.78)	Corner Bakery ($8.87)		On the Border ($12.57), Cozymel's ($14.99)	Macaroni Grill ($14.03), Maggiano's ($25.94)	menu item	Rockfish [b] ($13.96)	Big Bowl ($16.77)			x
Carlson Restaurants Worldwide Inc.	TGI Friday's					menu item		Pick Up Stix			x
The Cheesecake Factory	core ($15.70) Grand Lux Café					menu item					
Darden Restaurants, Inc.			Smokey Bones ($12.50) [c]		Olive Garden ($13.00) [c]	menu item	Red Lobster ($16.00) [c]			Bahama Breeze ($18.50) [c]	x
Landry's Restaurants, Inc. [d]	Rainforest Cafe ($13.00)					menu item	Joe's Crab Shack ($14.00) [b] Landry's ($19.00) (c) Crab House ($20.00) (c)		Saltgrass ($19.00)		
O'Charley's, Inc.	core ($12.43) 99 Restaurant & Pub					menu item			Stoney River Legendary Steaks ($33.96)		
Outback Steakhouse, Inc.	core ($19.00) [c]	Cheeseburger in Paradise	Lee Roy Selmon's		Carrabba's ($20.00) [c]	menu item	Bonefish Grill ($23.50)	Roy's [b] ($50.00) [c]	Fleming's ($60.00) [c]		x
RARE Hospitality International, Inc.	Old Grist Mill Tavern					menu item	Hemenway's		LongHorn ($19.00), The Capital Grille, Bugaboo Creek		

Notes:

[dashed box] indicates acquisition.
( ) Represents average check.
(a) Represents Joint venture or co-branding agreement.
(b) Represents acquisition.
(c) Represents middle of range provided by company.
(d) Landry's acquired seafood chains Chart House (average check $25.00) and Muer Seafood Restaurants (average check $23.00).

SG
SG Cowen

42

PARTNER ALTERNATIVES 43 through buffet-style concepts; Focused on acquiring growth vehicles; have expressed strong desire to extend beyond core concept Looking for growth currently has one test concept in salad market Looking for growth and concepts that leverage commissary operations; after digesting Pick Up Stix, ready to acquire again Need alternative growth vehicles, particularly looking for size; have shown propensity to build versus buy concepts Made several acquisitions recently, strongly interested in additional growth vehicles; has capital to grow immediately; primarily focused on seafood and theme- based restaurants; prefer underperforming companies concept operator; recently acquired Ninety Nine Restaurant & Pub Views itself as an operator; very interested in casual Opportunity to realize significant synergies; would also provide geographic expansion to several new states Diverse portfolio of casual dining restaurants; have shown propensity to buy versus build concepts Have expressed strong desire to be a national multi- dining Quality of CurrencyComments Balance Sheet Capacity Need for a Growth Vehicle OVERVIEW OF POTENTIAL STRATEGIC PARTNERS Project Green Thumb Casual Dining

PARTNER ALTERNATIVES 44 (CONT’D) Single concept casual dining company looking to employ portfolio building strategy Focus on portfolio building strategy; recently acquired Views itself as franchisor of choice; currently expanding into casual dining with Tib’s debut Qdoba Indicated desire for quality offerings through recent activity; open to quick casual/casual dining concepts as shown by Pasta Pomodoro; considers joint venture and minority investment structures Demonstrated desire to expand into new menu categories through joint ventures (Pasta Bravo, Yan Can) and acquisitions (LJS/A&W) Quality of CurrencyComments Balance Sheet Capacity Need for a Growth Vehicle OVERVIEW OF POTENTIAL STRATEGIC PARTNERS Project Green Thumb QSR/Quick Casual

PARTNER ALTERNATIVES 45 Relevant Concepts El Pollo Loco, Caribbean Restaurants Chevy’s, Johnny Rockets, Break for the Border, Caribou Coffee Oriental Trading Co., Spectrum Clubs, Zumiez Acapulco, Au Bon Pain, California Pizza Kitchen, Il Fornaio, McCormick and Schmick Charlie Brown’s, Luther’s Bar-B-Q, Marie Callender’s, McCormick & Schmick, Morton’s Hanna Andersson, Pasta Pomodoro, SmartBargains VICORP Restaurants, Shari’s AFC, Sur La Table, Galyan’s, Advance Auto Parts Buffalo Wild Wings, Kitchen Etc., Wingstop Restaurants Yorkshire Global Restaurants, Chicken Out The Gingiss Group New World Bagel Co., Illuminations, Mars Music, Johnny Appleseed’s NE Restaurant, Taco Bueno, Bertucci’s California Pizza Kitchen, Acapulco, El Torito Illuminations, Lucy, Potbelly Red Robin, Restaurants Sudamericana (Burger King franchisee), Caribbean Restaurants (Burger King franchisee) Not Publicly Disclosed Fired Up, Jamba Juice, Rubio’s Mimi’s, Elephant Bar, Souper Salad, Wilshire Restaurant Group, Marie Callender’s Bruegger’s Bagels, Miles Kimball, Wickes Furniture Auto Palace, Eastern Mountain Sports Contact Glenn Kaufman David Landau / Jeff Perlman Bill Barnum / Tom Davin Hal Rosser Dave Pittaway / Justin Wender John Berg / Mark Saltzgaber Tim Greenleaf John Roth / Mark Doran Jim Goodman / Molly Simmons Dennis Shaughnessy Kurt Kaull Bill Nimmo Ben Jacobson Brian Friedman / Faye Weitzman Dan Levitan Ed Harvey / Stephen Burns Rob Berner Peter Breck Chris Reilly Marc Leder Todd Crockett / Chris Selden Financial Sponsors American Securities Capital APAX Partners Brentwood Associates Castle Harlan Fairmont Capital Gemini Investors Grotech Capital Group Gryphon Investors Halpern Denny Maveron Quad-C Management Ripplewood OVERVIEW OF POTENTIAL FINANCIAL PARTNERS Bruckmann, Rosser, Sherrill Dorset Capital Freeman Spogli Jacobson Partners Jefferies Capital Rosewood Capital Saunders Karp & Megrue Sun Capital Partners TA Associates Project Green Thumb

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Project
Green Thumb

PARTNER ALTERNATIVES

SUMMARY OF PRECEDENT ACQUISITION ANALYSIS

Green Thumb Valuation Summary
(US$ in millions except per share data)

	Green Thumb LTM Statistic	Precedent Range			Green Thumb Implied Enterprise Value			Green Thumb Implied Equity Value		
Revenue	$216.1	0.2x	-	0.8x	$43.2	-	$ 172.9	$5.8	-	$135.4
EBITDA [a]	29.4	2.4	-	8.0	70.5	-	235.2	33.1	-	197.7
EBIT [b]	15.5	5.6	-	16.5	87.0	-	256.2	49.5	-	218.8
Premium (One month)		(11.4%)	-	44.4%	89.4	-	122.2	52.0	-	84.8

(a) Precedent range excludes Landry's Seafood Restaurants' acquisition of Rainforest Cafe.
(b) Precedent range excludes Bruckman, Rosser, Sherrill & Co.'s acquisition of El Torito.

SG Cowen

46

CONFIDENTIAL TREATMENT REQUESTED

Project
Green Thumb

PARTNER ALTERNATIVES

SUMMARY OF PRECEDENT ACQUISITION ANALYSIS *(CONT'D)*


LTM Statistics
($ in millions)
Revenue
($216.1)
EBITDA [a]
($29.4)
EBIT [b]
($15.5)
Premium
(One Month)
$43.2
$172.9
$70.5
$235.2
$87.0
$256.2
$89.4
$122.2
$0
$50
$100
$150
$200
$250
$300
Implied Enterprise Value
($ in millions)

(a) Precedent range excludes Landry's Seafood Restaurants' acquisition of Rainforest Cafe.
(b) Precedent range excludes Bruckman, Rosser, Sherrill & Co.'s acquisition of El Torito.

SG Cowen

47

NA NA NA NA NA NA 44.4% 34.6% 48 (b) 1 Month (11.4%) NA NA NA NA NA NA 52.2% 32.0% 23.8% 1 Week Premiums Paid to Market NA NA NA NA NA NA 32.1% 38.6% 11.8% PARTNER ALTERNATIVES 1 Day NA NA NM NA NA NA 6.8x 7.1x 12.4x LTM EBIT 6.2x 5.8x 11.9x NA NA NA 3.9x 4.1x 5.8x Enterprise Value/ LTM EBITDA 0.8x 0.8x 0.4x 0.5x NA 0.7x 0.3x 0.5x 0.6x LTM Revenue 13.7% 13.0% 3.2% NA NA NA 8.7% 11.2% 10.0% LTM EBITDA Margin A A 5) A A A N N ($1. N N N 5.5 24.1 5.8 LTM EBIT $26.0 13.0 3.8 NA NA NA 9.7 41.9 12.5 LTM EBITDA 0 0 9 0 NA 1 1 3 8 $190. 100. 119. 60. 170. 111. 375. 125. LTM Revenue 0 0 5 0 NA 5 8 4 1 (a ) $160. 75. 45. 28. 123. 37. 171. 72. Enterprise Value 0 0 5 0 5 5 8 6 9 Equity Value $160. 75. 45. 28. 18. 123. 37. 179. 76. ) (f / / (division of AVDO) / d) ( e) Restaurants (division of FISH) / Muer Corp. / & Schmick’s (PJAM) / ( ILFO) / Chart House A. Target/ Acquiror Ninety Nine Restaurant & Pub O’Charley’s (CHUX) Saltgrass Steak House / Landry’s Seafood Restaurants (LNY) Landry’s Seafood Restaurants (LNY) C. Landry’s Seafood Restaurants (LNY) Vinny Testa’s / BUCA, Inc. (BUCA) McCormick BRS & Castle Harlan PJ America Investor Group VICORP Restaurants Inc. (VRES) FleetBoston Financial, Goldner Hawn Il Fornaio ( Bruckman, Rosser, Sherrill & Co. Date Closed 1/28/2003 10/4/2002 8/1/2002 2/19/2002 1/14/2002 8/22/2001 8/27/2001 5/14/2001 7/17/2001 PRECEDENT ACQUISITION ANALYSIS Selected Restaurant M&A Transactions (US$            in millions except per share data) Date Announced 10/29/2002 9/11/2002 5/20/2002 2/19/2002 12/17/2001 6/9/2001 3/23/2001 2/15/2001 11/16/2000 Project Green Thumb

43.1% 13.0% 27.4% NA NA NA NA 15.1% NA 49 ( b) 1 Month 60.8% 57.6% 27.4% NA NA NA NA 17.6% NA 1 Week Premiums Paid to Market 33.3% 60.0% 14.2% NA NA NA NA 18.5% NA PARTNER ALTERNATIVES 1 Day 10.1x 16.5x 7.4x 21.7x NA NA 6.3x 12.4x 5.6x LTM EBIT 5.7x 2.4x 4.7x 8.0x NA NA 4.5x 6.2x NA 11/16/00. Enterprise Value/ LTM EBITDA original offer). 0.8x 0.2x 0.6x 0.6x 0.7x NA 0.5x 0.7x 0.6x LTM Revenue 1 week prior to 13.2% 8.9% 12.1% 7.8% NA NA 12.0% 10.8% NA LTM EBITDA Margin 4 A A $17. 3.5 73.2 6.0 N N 8.0 8.6 10.6 a 60% premium to price prior to original announcement date of LTM EBIT $30.6 23.7 116.2 16.2 NA NA 11.0 17.2 NA per share ( LTM EBITDA $231.2 265.2 961.8 209.0 230.0 NA 92.0 160.1 96.9 premium to stock price 1 week LTM Revenue ( a ) $175.2 57.5 541.6 130.0 150.0 NA 50.0 106.5 59.0 Deal ultimately closed at $17.00 mpany restaurant sales. Enterprise Value 7 9 4 3 0 NA 0 0 0 Equity Value $120. 73. 592. 119. 138. 50. 83. 53. and 20 trading days prior to transaction announcement. days price 1 week before offer. Company was eventually bought for $8.75 per share. Premium to announcement price reflects rding to ratio of co day, 5 trading 3/23/01. ( g) of FOOD) / Callender’s) / (Sagebrush, division / $8.00 per share on (UNO) / Inc. Grp. Rio Bravo and Specialty Restaurants acco ( h) ) tender offer of (BOCB) / Rosser, Sherrill & Co. Childs premium to the market price 1 trading for price decrease from $14 to $12 per share. division of PRDM) / Cantina (division of APPB) W. J. a Uno Restaurant Corp. Aaron Spencer (Chairman) & other management Inc. Wilshire Restaurant Group (Marie Claremont Restaurant ( Target/ Acquiror Rainforest Cafe (RAIN) / Landry’s Seafood Restaurants (LNY) Buffets, Caxton-Iseman Capital, El Torito ( Bruckmann, Castle Harlan Gordon Biersch / Big River Breweries Carousel Capital Partners, L.P. Rock Bottom Restaurants (BREW) / RB Capital, Inc. (Management) Rio Bravo Chevy’s 20% EBITDA contribution to AVDO’s EBITDA from McCormick & Schmick’s. Revenue, EBIT comes from fairness opinion in Proxy statement. Date Closed 7/31/2001 12/1/2000 10/2/2000 6/28/2000 11/15/1999 1/25/2000 10/12/1999 8/16/1999 4/13/1999 Financial information excludes all non-recurring and non-cash income and expenses. Represents equity value plus net debt (total debt less cash). Premium paid represents Reflects premium from original purchase price on 3/27/01 of $12.60 to Assumes a Represents premium over original Amended merger to adjust LTM Operating expenses allocated between Names in italics represent financial sponsors. UNO Selected Restaurant M&A Transactions (US$            in millions except per share data) Date Announced 10/25/2000 9/26/2000 6/5/2000 3/28/2000 11/15/1999 10/8/1999 9/13/1999 3/19/1999 2/10/1999 PRECEDENT ACQUISITION ANALYSIS Notes: (a) (b) (c) (d) (e) (f) (g) (h) Project Green

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50 CONCLUSION Project Green Thumb

CONCLUSION 51 investors restaurant making top decision institutional Street’s by Wall times devote from well-informed difficult will investors regarded in and perspective highly support and even its PARTNERSHIP markets timely and aftermarket trends to transactions practice capital companies; industry critical WINNING and companies is Company Committed and consumer the A banking growth restaurant partners our for — on on investors; companies industry-defining for M&A, focused “voice” strategic outcome capital, growth and complete THUMB Street restaurant transaction firm private franchise Wall quality of financial who optimal the with GREEN within attention research, dominant credible with advisors milestone an level dialog priority and relationship team understanding strategic a ensure AND Commitment senior Qualifications Street’s proven Experience In-depth Consistent processes as to SG Highest Full Integrated SG Wall A Proven trading SG Expert COWEN Thumb resources SG Green senior Knowledge views Thumb Banking and Cowen experienced, Project Trading Focus Green & SG Priority Focus Positioning Investment Research Sales Sector Issues Buyers Advisor Qualifications Qualifications with Execution Advisor Relationship Class Financial Underwriting M&A Strong World

52 APPENDICES Project Green Thumb

53 SG COWEN TEAM BIOGRAPHIES Project Green Thumb

SG COWEN TEAM BIOGRAPHIES Greg joined SG Cowen in early 1996 from Bear Stearns where he was a Senior Greg Additionally, Greg has had significant investment banking 54 Prior to that, he was a Managing Director of The First Boston Corporation where he SENIOR MANAGEMENT Greg Malcolm — Chairman, Executive Committee; Managing Director and Head of Investment Banking Greg Malcolm is Head of Investment Banking of SG Cowen Securities Corporation and Chairman of the firm’s Executive Committee. Managing Director and served as Co-Head of the Leveraged Finance and Financial Buyers Groups. joined the firm after having served as a Managing Partner of Anthem Partners, L.P., an advisory investment banking boutique. founded and ran the High Yield Finance Group. experience in such diverse areas as mergers & acquisition financing and project finance. Greg received a BA with honors from Wesleyan University and an MBA from Harvard Business School. Project Green Thumb

SG COWEN TEAM BIOGRAPHIES 55 Michelle has significant media Michelle holds a BS summa cum laude from In his over 15 years in investment banking, Owen Prior to joining SG Cowen, Owen was a Founding Owen began his investment Prior to joining SG Cowen three years ago, he was a Rob began his investment banking career at Prior to joining SG Cowen, Michelle led the Consumer efforts at Robertson Stephens She began her career at Goldman Sachs and also worked in the Consumer Owen holds a BA from Tufts University, an MLA from the University of Rob has over ten years of experience in investment banking, raising over $15 billion of capital and Rob has significant experience in all aspects of equity and debt financing, as well as Rob holds a BA with honors from the University of California Santa Barbara CONSUMER INVESTMENT BANKING TEAM Michelle Cherrick — Managing Director Michelle is a Managing Director of Consumer Investment Banking which focuses on the Retail, Apparel and Restaurant sectors. and Thomas Weisel Partners. Groups at Donaldson, Lufkin & Jenrette and Montgomery Securities. experience working at both Universal and Fox Sports. Georgetown University and an MBA from Harvard Business School. Owen Hart — Managing Director Owen is a Managing Director of Mergers & Acquisitions. has advised clients on over 100 M&A engagements. Partner of Thomas Weisel Partners and Head of Consumer, Business Services and Semiconductor M&A. Prior to founding Thomas Weisel Partners, Owen served as Senior Managing Director at Montgomery Securities, overseeing M&A in the Consumer and Business Services sectors. banking career at Drexel Burnham Lambert and also worked at Lazard Freres & Co before joining Montgomery Securities in 1994. Pennsylvania and an MBA from the Wharton School of the University of Pennsylvania. Rob Steele — Director Rob is a Director in Consumer Investment Banking which focuses on the Retail, Apparel and Restaurant Sectors. executing over $10 billion in mergers and acquisitions. Principal in the Consumer Group at Montgomery Securities. JP Morgan in 1992. strategic advisory assignments. and an MBA from the Anderson School at UCLA. Project Green Thumb

56 SG COWEN TEAM BIOGRAPHIES Steven holds a (CONT.) Prior to joining SG Cowen, he worked in the Michael holds a BS in Economics from the Wharton School of the University of Prior to joining SG Cowen, he worked at Deloitte & Josh holds a BA in Finance from University of Texas at CONSUMER INVESTMENT BANKING TEAM Michael Pratt — Associate Michael is an Associate in Consumer Investment Banking. Private Capital Markets Group at Robertson Stephens and at EVEREN Securities in their Technology Investment Banking Practice. Pennsylvania and an MBA from the University of Southern California. Steven Burns — Analyst Steven is an Analyst in Consumer Investment Banking. Touche Corporate Finance specializing in M&A for the Consumer and Technology groups. BS in Finance and Business Economics from the University of Southern California. Josh Barocas — Analyst Josh is an Analyst in Consumer Investment Banking. Austin. Project Green Thumb

57 SG COWEN TEAM REFERENCES Project Green Thumb